EXHIBIT 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Pernix Therapeutics Holdings, Inc. for the periods covered by this periodic report.

Date: November 9, 2018	/s/ JOHN SEDOR
John Sedor
Chairman and Chief Executive Officer (Principal Executive Officer)

Date: November 9, 2018	/s/ ANGUS SMITH
Angus Smith Senior Vice President and Chief Business Officer and Principal Financial Officer
(Principal Financial Officer)